Exhibit 99.1

                 Press Release 2013-1

Goldrich Completes Financing

Spokane, WA – April 3, 2013 - Goldrich Mining Company (OTCBB - GRMC) (“Goldrich”) announces it has completed forward gold sales of approximately $600,000 at a 25% discount to market price as calculated on the date of sale. A total of approximately 500 ounces of gold was sold for delivery in November 2014. The forward gold sales contract contains standard terms regarding delivery and receipt of gold and payment of delivery costs. A finder's fee of 7% of the proceeds is payable to arm's length parties. Proceeds from the forward gold sales will be used primarily for general corporate purposes.

Gold production at Goldrich’s Chandalar property is expected to begin by mid-June. Goldrich NyacAU Placer, LLC (“GNP”), a 50/50 joint-venture company formed by Goldrich and NyacAU, LLC (“NyacAU”) and managed by NyacAU to mine Goldrich’s various placer properties at Chandalar, completed mine construction at Chandalar during 2012. Continued stripping of overburden and stockpiling of placer pay gravels is planned to begin by May 2013. Gold production will be approximately from mid-June to mid-September of each year.   The production goal for 2013 is 8,500 ounces of fine gold and approximately 10,000 ounces per season thereafter. Total production could substantially increase if a second gold recovery plant is installed. All costs up to commercial production, are required to be funded by NyacAU and will be paid back from cash flow from gold production.

For each dollar of gold purchased, the purchaser will also receive one half of a common stock purchase warrant. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.40 for a period of two years following the date of issue.  In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company has the right to force exercise of the warrants.

The securities related to the forward gold sales have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any state or jurisdiction.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara by e-mail at wschara@goldrichmining.com or by telephone at (509) 768-4468.  See Goldrich’s website at www.goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern our anticipated results and developments in the Company’s operations in future periods, planned exploration of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our property being in the exploration stage;

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risks related our mineral operations being subject to government regulation;

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risks related to our ability to obtain additional capital to develop our resources, if any;

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risks related to mineral exploration activities;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral property;

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risks related the possible dilution of our common stock from additional financing activities; and

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risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

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